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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                             PIERCING PAGODA, INC.
                                       AT

                              $21.50 NET PER SHARE
                                       BY

                            JEWELRY EXPANSION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                ZALE CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, SEPTEMBER 19, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                 August 22, 2000
To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated August 22, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Jewelry Expansion Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Zale Corporation, a Delaware corporation ("Parent"), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Piercing Pagoda, Inc., a Delaware corporation (the "Company"), at a price of $21.50 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Any holders who desire to tender Shares and whose certificate(s) evidencing such Shares (the "Certificates") are not immediately available, or who cannot comply with the procedures for book-entry transfer described in the Offer to Purchase on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

     We are (or our nominee is) the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms set forth in the Offer.

     Please note the following:

          1. The Offer Price is $21.50 per Share, net to the seller in cash, without interest thereon, as set forth in the Offer to Purchase.

          2. The Offer is conditioned upon (i) there being validly tendered and not withdrawn prior to the expiration of the Offer at least that number of Shares that would constitute a majority of the then outstanding Shares on a fully diluted basis on the date of purchase, (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) certain other conditions. See Sections 1 and 14 of the Offer to Purchase.

          3. The Offer is being made for all of the issued and outstanding
     Shares.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on September 19, 2000 unless the Offer is extended.
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          5. The Offer is being made pursuant to an Agreement and Plan of
     Merger, dated as of August 11, 2000, by and among Parent, Purchaser and the Company (as it may be amended or supplemented from time to time, the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Purchaser will be merged with and into the Company (the "Merger"). Following the effective time of the Merger (the "Effective Time"), the Company will continue as the surviving corporation and will become an indirect wholly owned subsidiary of Parent and the separate corporate existence of the Purchaser will cease.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

          7. The Board of Directors of the Company has unanimously (i) declared that each of the Offer and the Merger is in the best interests of the Company and its stockholders and is advisable and fair to the stockholders of the Company, (ii) approved the Offer, the Merger and the Merger Agreement, and (iii) recommended acceptance of the Offer and approval and adoption of the Merger Agreement by the stockholders of the Company.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                             PIERCING PAGODA, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated as of August 22, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended or supplemented from time to time, together constitute the Offer) in connection with the offer by Jewelry Expansion Corp., a Delaware corporation and an indirect wholly owned subsidiary of Zale Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Piercing Pagoda, Inc., a Delaware corporation, at a purchase price of $21.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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                        Number of Shares to be Tendered*

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                                      Date

                                   SIGN HERE

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                                   Signature

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                                 Print Name(s)

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                               Print Address(es)

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                       Area Code and Telephone Number(s)

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              Taxpayer Identification or Social Security Number(s)
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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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